UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 3, 2005 (October 1, 2005)
SUNOCO LOGISTICS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839

(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
1735 Market Street, Philadelphia, PA 19103-7583

(Address of principal executive offices) (Zip Code)
(215) 977-3000

(Registrant’s telephone number, including area code)
NOT APPLICABLE

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     Effective October 1, 2005, the board of directors of Sunoco Partners LLC, a Pennsylvania limited liability company (the “Company”) and general partner of Sunoco Logistics Partners L.P., a Delaware limited partnership (the “Partnership”), appointed Jennifer L. Andrews, age 35, to serve as Comptroller of the Company.
     Prior to joining the Company, Ms. Andrews was employed by Vie Financial Group, Inc. (Formerly The Ashton Technology Group, Inc.), where she served as Executive Vice President of Finance and Principal Accounting Officer from May, 2002 until September, 2005; Senior Vice President and Chief Financial Officer from June, 2000 to May, 2002; and Controller from July, 1999 to June, 2000. From 1992 to 1999, Ms. Andrews was an Audit Manager at Ernst & Young LLP.
     Ms. Andrews earned a Bachelor of Science in Business Administration degree, magna cum laude, from Rowan University (formerly Glassboro State College) in 1992. She is a certified public accountant.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LOGISTICS PARTNERS LP.
By:	Sunoco Partners LLC, its General Partner

By:	/s/ COLIN A. OERTON
Colin A. Oerton
Vice President and Chief Financial Officer

October 3, 2005

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